Exhibit 8.2

JONES DAY

51 LOUISIANA AVENUE, N.W.  •  WASHINGTON, D.C.  20001.2113

TELEPHONE: +1.202.879.3939  •  FACSIMILE: +1.202.626.1700

April 10, 2013

Sanofi

54 rue La Boétie

75008 Paris, France

Re: $1,500,000,000 Aggregate Principal Amount of 1.250% Notes due April 10, 2018 issued by Sanofi

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel for Sanofi, a French société anonyme (the “Company”), in connection with the issuance and sale of $1,500,000,000 in aggregate principal amount of 1.250% Notes due April 10, 2018 (the “Notes”) pursuant to the Underwriting Agreement dated April 3, 2013 (the “Underwriting Agreement”), by and among the Company and Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters listed in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”).  The Notes are being issued pursuant to the Indenture, dated as of April 10, 2013, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and the Officer’s Certificate dated April 10, 2013, establishing the form and terms of the Notes pursuant to Section 301 of the Indenture (the Officer’s Certificate and the Indenture are being referred to herein together as the “Indenture”).

The issuance of the Notes is discussed in the prospectus supplement dated April 3, 2013 (the “Prospectus Supplement”), which supplements the prospectus dated March 11, 2013 (the “Base Prospectus”) and was filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2013 pursuant to Rule 424(b)(5). The Base Prospectus and the Prospectus Supplement form part of the Company’s Registration Statement on Form F-3 filed with the SEC on March 11, 2013 (Registration No. 333-187156) (the “Registration Statement”), pursuant to the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion, including, without limitation, the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Indenture.  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic

ALKHOBAR • ATLANTA • BEIJING • BOSTON • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DUBAI
DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES • MADRID
MEXICO CITY • MILAN • MOSCOW • MUNICH • NEW YORK • PARIS • PITTSBURGH • RIYADH • SAN DIEGO
SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

copies and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed, without independent investigation or verification of any kind, that all parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, without independent investigation or verification of any kind, the due authorization by all requisite action, corporate or other, and the valid execution and delivery, by such parties of such documents and the validity and binding effect thereof on such parties.

As to any facts material to this opinion which we did not independently establish or verify, we have relied on oral or written statements and representations of officers and other representatives of the Company.  We have assumed that any draft of documents reviewed by us would have been executed in substantially the form reviewed by us. Our opinion is conditioned on the initial and continuing accuracy of all the facts, information, analyses, statements, representations and assumptions referred to herein.

Our opinion is based on the US Internal Revenue Code of 1986, as amended, Treasury Department regulations issued thereunder, judicial decisions, published rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time, possibly with retroactive effect.  A change in the authorities on which our opinion is based could affect the conclusions expressed herein.  There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based on the facts and assumptions and subject to the limitations set forth herein and in the Registration Statement and Prospectus Supplement, it is the opinion of Jones Day that the statements contained in the Prospectus Supplement, which supersede the information contained in the Base Prospectus under the caption “Taxation of Debt Securities - United States Taxation”, insofar as such statements purport to summarize legal matters referred to therein, present fair summaries of the material US Federal income tax consequences of an investment in the Notes.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Form 6-K dated the date hereof and incorporated by reference into the Registration Statement on Form F-3 (Reg. No. 333-187156), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Securities Act”).  In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Jones Day